UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2024

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On April 26, 2024, AMC Entertainment Holdings, Inc. (the “Company”) issued a press release announcing select preliminary estimated financial results for the quarter ended March 31, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On April 26, 2024, the Company released preliminary results for the first quarter ended March 31, 2024. The preliminary results are unaudited, subject to completion of the Company’s financial reporting processes, based on information known by management as of the date of this Current Report on Form 8-K and do not represent a comprehensive statement of the Company’s financial results for the quarter ended March 31, 2024. The Company expects:

•	Total revenues for the quarter ended March 31, 2024, to be approximately $951.4 million compared to $954.4 million for the quarter ended March 31, 2023.

•	Net loss for the quarter ended March 31, 2024, to be $(163.5) million, compared to a net loss of $(235.5) million for the quarter ended March 31, 2023.

•	Diluted loss per share for the quarter ended March 31, 2024, to be $(0.62) compared to diluted loss per share of $(1.71) for the quarter ended March 31, 2023[1].

•	Adjusted EBITDA to be $(31.6) million for the quarter ended March 31, 2024, compared to Adjusted EBITDA of $7.1 million for the quarter ended March 31, 2023. Included in the prior year’s quarterly results ended March 31, 2023 was a previously disclosed $16.7 million benefit to Adjusted EBITDA related to an early termination of a theatre lease.

•	Cash and cash equivalents at March 31, 2024 to be $624.2 million.

Adjusted EBITDA is a non-GAAP financial measure and tables reconciling this non-GAAP financial measure to its closest respective GAAP financial measures are included below.

In March 2024, AMC launched an at-the-market equity program to sell its Class A common stock having an aggregate offering price of up to $250.0 million. As of April 25, 2024, AMC has sold approximately 12.8 million shares of its Class A common stock and has raised gross proceeds of $41.8 million, before commissions and fees, all of which was received after March 31, 2024.

AMC will report its full results for the first quarter ended March 31, 2024, after the market closes on Wednesday, May 8, 2024.

1 Based on 263.4 million weighted average shares outstanding as of March 31, 2024 and 137.4 million weighted average shares outstanding as of March 31, 2023.

Information Regarding Preliminary Results

The preliminary estimated financial information contained in this Current Report on Form 8-K reflects management’s estimates based solely upon information available to it as of the date of this Current Report on Form 8-K and is not a comprehensive statement of our financial results for the quarter ended March 31, 2024. The preliminary estimated financial results described above constitute forward-looking statements. The preliminary estimated financial information presented above is subject to change, and our actual financial results may differ from such preliminary estimates and such differences could be material. Accordingly, you should not place undue reliance upon these preliminary estimates.

Non-GAAP Reconciliations

A reconciliation of the Company’s net loss, the closest GAAP measure, to Adjusted EBITDA is presented in the following table:

	Reconciliation of Adjusted EBITDA
	Quarter Ended
	(Preliminary Estimates)
(Unaudited, in millions)	March 31, 2024	March 31, 2023
Net loss	$(163.5)	$(235.5)
Plus:
Income tax provision	1.8	1.9
Interest expense	101.2	101.1
Depreciation and amortization	81.6	93.6
Certain operating expenses (1)	0.5	1.1
Equity in earnings of non-consolidated entities	(3.7)	(1.4)
Cash distributions from non-consolidated entities (2)	1.3	—
Attributable EBITDA (3)	0.6	0.5
Investment income (4)	(5.1)	(13.5)
Other expense (income) (5)	(38.8)	42.8
Other non-cash rent benefit (6)	(11.7)	(9.6)
General and administrative expense-unallocated:
Merger, acquisition and transaction costs (7)	(0.1)	0.2
Stock-based compensation expense (8)	4.3	25.9
Adjusted EBITDA	$(31.6)	$7.1

1)	Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens, including the related accretion of interest, disposition of assets and other non-operating gains or losses included in operating expenses. We have excluded these items as they are non-cash in nature or are non-operating in nature.

2)	Includes U.S. non-theatre distributions from equity method investments and International non-theatre distributions from equity method investments to the extent received. We believe including cash distributions is an appropriate reflection of the contribution of these investments to our operations.

3)	Attributable EBITDA includes the EBITDA from equity investments in theatre operators in certain International markets. See below for a reconciliation of our equity in earnings of non-consolidated entities to attributable EBITDA. Because these equity investments are in theatre operators in regions where we hold a significant market share, we believe attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments. We also provide services to these theatre operators including information technology systems, certain on-screen advertising services and our gift card and package ticket program.

	Reconciliation of Adjusted EBITDA
	Quarter Ended
	(Preliminary Estimates)
(Unaudited, in millions)	March 31, 2024	March 31, 2023
Equity in (earnings) of non-consolidated entities	$(3.7)	$(1.4)
Less:
Equity in (earnings) of non-consolidated entities excluding International theatre joint ventures	(3.5)	(1.1)
Equity in earnings of International theatre joint ventures	0.2	0.3
Income tax benefit	—	(0.1)
Investment expense	0.1	0.1
Depreciation and amortization	0.3	0.2
Attributable EBITDA	$0.6	$0.5

4)	Investment expense (income) during the quarter ended March 31, 2024, primarily includes deterioration in estimated fair value of our investment in common shares of Hycroft Mining Holding Corporation of $0.5 million and deterioration in estimated value of our investment in warrants to purchase common shares of Hycroft Mining Holding Corporation of $0.5 million and interest income of $(6.1) million.

5)	Other expense (income) for the quarter ended March 31, 2024, includes a vendor dispute settlement of $(36.2) million, foreign currency transaction losses of $3.2 million and gains on debt extinguishment of $(5.8) million.

6)	Reflects amortization of certain intangible assets reclassified from depreciation and amortization to rent expense, due to the adoption of ASC 842, Leases and deferred rent benefit related to the impairment of right-of-use operating lease assets.

7)	Merger, acquisition and other costs are excluded as they are non-operating in nature.

8)	Non-cash expense included in general and administrative: other.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In many cases, these forward-looking statements may be identified by the use of words such as “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “indicates,” “projects,” “goals,” “objectives,” “targets,” “predicts,” “plans,” “seeks,” and variations of these words and similar expressions. Examples of forward-looking statements include statements we make regarding our expected revenue, net loss, capital expenditure, Adjusted EBITDA and estimated cash and cash equivalents, as well as the box office outlook for the second, third and fourth quarters. Any forward-looking statement speaks only as of the date on which it is made. These forward-looking statements may include, among other things, statements related to AMC’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, and the impact to its business and financial condition of, and measures being taken in response to, the COVID-19 virus, and are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to: the sufficiency of AMC’s existing cash and cash equivalents and available borrowing capacity; availability of financing upon favorable terms or at all; AMC’s ability to obtain additional liquidity, which if not realized or insufficient to generate the material amounts of additional liquidity that will be required unless it is able to achieve more normalized levels of operating revenues, likely would result with AMC seeking an in-court or out-of-court restructuring of its liabilities; the impact of the COVID-19 virus on AMC, the motion picture exhibition industry, and the economy in general; increased use of alternative film delivery methods or other forms of entertainment; the continued recovery of the North American and international box office; AMC’s significant indebtedness, including its borrowing capacity and its ability to meet its financial maintenance and other covenants and limitations on AMC's ability to take advantage of certain business opportunities imposed by such covenants; shrinking exclusive theatrical release windows; the seasonality of AMC’s revenue and working capital; intense competition in the geographic areas in which AMC operates; risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges; motion picture production and performance (including as a result of production delays to the release of movies caused by labor stoppages, including but not limited to the Writers Guild of America strike and the Screen Actors Guild-American Federation of Television and Radio Artists strike that occurred during 2023); general and international economic, political, regulatory and other risks, including but not limited to rising interest rates; AMC’s lack of control over distributors of films; limitations on the availability of capital, including on the authorized number of common stock; dilution of voting power through the issuance of preferred stock; AMC’s ability to achieve expected synergies, benefits and performance from its strategic initiatives; AMC’s ability to refinance its indebtedness on favorable terms; AMC’s ability to optimize its theatre circuit; AMC’s ability to recognize interest deduction carryforwards, net operating loss carryforwards, and other tax attributes to reduce future tax liability; supply chain disruptions, labor shortages, increased cost and inflation; and other factors discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, we caution you against relying on forward-looking statements, which speak only as of the date they are made.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” and elsewhere in our most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as our other filings with the SEC, copies of which may be obtained by visiting our Investor Relations website at investor.amctheatres.com or the SEC’s website at www.sec.gov.

AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit
99.1	Earnings press release dated April 26, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: April 26, 2024	By:	/s/ Sean D. Goodman
Sean D. Goodman
Executive Vice President, International Operations, Chief Financial Officer and Treasurer